RYDER SCOTT COMPANY

      PETROLEUM ENGINEERS

      600 SEVENTEENTH STREET
      SUITE 900N
      DENVER, COLORADO 80202
      TELEPHONE (303) 623-9147
      FAX:  (303) 623-4258




                         CONSENT OF RYDER SCOTT COMPANY


     We consent to the use of our report dated April 20, 1998, respecting EuroGas, Inc.'s (the "Company"), properties and the discussion of such report as contained in the Company's quarterly report of Form 10-Q for the quarter ended June 30, 1998.

                                          Very truly yours,

                                          /s/ Ryder Scott Company

                                          RYDER SCOTT COMPANY
                                          PETROLEUM ENGINEERS


Denver, Colorado
August 11, 1998